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                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                              --------------------

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Diversified Investors Strategic Allocation Funds on Form N-1A (File No. 333-00295) of our report dated February 12, 1997, on our audit of the financial statements and financial highlights of Diversified Investors Strategic Allocation Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996.

We also consent to the references to our firm under the captions "Independent Accountants" and "Experts" in the Statement of Additional Information.

                                          /s/ Coopers & Lybrand, L.L.P.
                                              -------------------------
                                              Coopers & Lybrand L.L.P.

New York, New York
April 25, 1997